INDEPENDENT AUDITOR'S CONSENT



The Board of Directors:

     We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8, file number 333-59476 of our report dated June 10, 2002, relating to the financial statements of Rockport Healthcare Group, Inc. appearing in the Form 10-KSB for the year ended March 31, 2002.


HEIN + ASSOCIATES LLP

Houston, Texas
July 1, 2002


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